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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 25, 2005
                                                          ---------------


                               F.N.B. CORPORATION
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             (Exact name of registrant as specified in its charter)


                                     FLORIDA
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                 (State or Other Jurisdiction of Incorporation)

               001-31940                             25-1255406
        ------------------------         ---------------------------------
        (Commission File Number)         (IRS Employer Identification No.)


         One F.N.B. Boulevard, Hermitage, PA                     16148
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       (Address of Principal Executive Offices)               (Zip Code)


                                 (724) 981-6000
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              (Registrant's telephone number, including area code)


            --------------------------------------------------------
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On April 25, 2005, F.N.B. Corporation (the Corporation) announced the signing of a definitive agreement to acquire North East Bancshares, Inc., a bank holding company located in North East, Pennsylvania. The merger is valued at approximately $15.5 million with North East shareholders receiving $107.00 of F.N.B. Corporation common stock for each share of North East common stock.

     The press release issued by the Corporation announcing the acquisition is attached hereto as Exhibit 99.1 and incorporated by reference herein.

     The acquisition, subject to regulatory approval, is expected to close during the fourth quarter of 2005.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

99.1 Press release dated April 25, 2005 announcing the signing of a definitive agreement to acquire North East Bancshares, Inc., a bank holding company based in North East, Pennsylvania.







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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           F.N.B. CORPORATION
                                           (Registrant)



                                           By:    /s/Brian F. Lilly
                                                  -----------------------------
                                           Name:  Brian F. Lilly
                                           Title: Chief Financial Officer
                                                  (Principal Financial Officer)



Dated: April 25, 2005